Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Avis Budget Group, Inc. of our report dated October 21, 2011 relating to the financial statements of Avis Budget EMEA Limited, which appear in Avis Budget Group, Inc.’s Current Report on Form 8-K/A dated October 25, 2011. We also consent to the reference to us as experts under the heading “Independent Auditors” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

London, United Kingdom

9 August 2012